Exhibit 10.6

SUBORDINATED PROMISSORY NOTE

$25,000,000.00	February 13, 2013
Oklahoma City, Oklahoma

FOR VALUE RECEIVED, New Source Energy Partners L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to the order of New Source Energy Corporation, a Delaware corporation (the “Lender”), at the Lender’s principal offices in Tulsa, Oklahoma, in lawful money of the United States of America, the principal sum of Twenty Five Million and no/100 Dollars ($25,000,000.00), in immediately available funds, along with all accrued but unpaid interest thereon at a rate per annum equal to the Adjusted LIBO Rate (as such term is defined below) plus 2.50%, on February 13, 2018 (the “Maturity Date”). All accrued interest on the outstanding principal amount of the Note shall be due and payable in quarterly installments commencing on March 31, 2013. The outstanding principal amount of the Note, along with all accrued but unpaid interest, shall be due and payable on the Maturity Date.

As used herein, “Adjusted LIBO Rate” means (i) prior to March 31, 2013 the three-month Adjusted LIBO Rate (as such term is defined in the Credit Agreement) as of the date hereof and (ii) on and after March 31, 2013, the three-month Adjusted LIBO Rate (as such term is defined in the Credit Agreement) that would be in effect for such three-month period commencing the day after any interest payment is due hereunder.

In no event shall this Note accrue interest at a per annum contract rate greater than the maximum rate allowable by applicable law. Interest shall be computed on the basis of a year of 360 days but assessed for the actual number of days elapsed.

The Borrower may not prepay this Note, in whole or in part, at any time.

Upon any failure by the Borrower to comply with the Borrower’s obligations under this Note to repay principal of this Note outstanding on the Maturity Date, the holder shall have all of the rights and remedies available to the holder at law or in equity.

Notwithstanding anything to the contrary contained herein, no payments of principal or interest or any other amounts payable under this Note shall be made by the Borrower except to the extent such payment is expressly then permitted to be made pursuant to Section 9.04(b) of the Credit Agreement dated as of February 13, 2013 among the Borrower, Bank of Montreal, as administrative agent (in such capacity, the “Administrative Agent”), and the Lenders party thereto (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”); provided, however, that if Borrower is not then expressly permitted to make any payment of interest due and payable at such time on this Note hereunder (whether pursuant to the foregoing provisions of this paragraph or pursuant to the terms of the Credit Agreement), then such interest shall be capitalized and added to the outstanding principal amount of the principal owed by the Borrower under this Note.

Neither this Note nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Lender and the Administrative Agent. No waiver of any provision of this Note or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by the immediately preceding sentence, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

No delay or failure by the holder in the exercise of any right or remedy of the holder under this Note shall operate as a waiver of such right or such remedy nor shall any partial or single exercise of any right or any remedy preclude further exercise thereof or of any other right or any other remedy.

The Borrower may not assign its rights or obligations hereunder without the prior written consent of the Lender and the Administrative Agent. The Lender may not assign any of its rights or obligations under this Note without the prior written consent of the Borrower and the Administrative Agent.

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings or this Note be placed in the hands of attorneys for collection after default, the Borrower agrees to pay hereunder, in addition to the principal and interest due and payable hereon, reasonable attorneys’ fees, court costs and other collection expenses incurred by the holder hereof.

The Borrower hereby waives presentment for payment, demand, notice of nonpayment, protest and notice of protest with respect to any payment hereunder and agrees to any extension of time with respect to any payment due hereunder. No delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of such rights.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE RIGHTS AND REMEDIES OF THE HOLDER OF THIS NOTE AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE HOLDER OF THIS NOTE ARE SUBJECT TO THE PROVISIONS OF THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF FEBRUARY 13, 2013, MADE BY THE LENDER AND THE BORROWER IN FAVOR OF THE ADMINISTRATIVE AGENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

BORROWER:

NEW SOURCE ENERGY PARTNERS L.P.

By:	New Source Energy GP, LLC,
its general partner

By:	/s/ Kristian Kos
Kristian Kos
President and Chief Executive Officer

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